UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2009

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

ARTISTdirect, Inc. (the “Company”) and its wholly owned subsidiary, MediaDefender, Inc. (“MDI”), entered into an Asset Purchase Agreement dated as of March 30, 2009 (the “Purchase Agreement”) pursuant to which the Company through MDI agreed to purchase from SafeNet, Inc. (“SNI”) and MediaSentry, Inc. (together the “Sellers”), substantially all the assets of the MediaSentry operating unit (the “Acquired Assets”).  In connection with the acquisition, MDI acquired the receivables, equipment and intellectual property of MediaSentry as well as assumed substantially all the employees, offices and client contracts relating to MediaSentry.

The MediaSentry unit provides (a) comprehensive business and marketing intelligence services for digital media measurement and (b) services to globally detect, track and deter the unauthorized distribution of digital content.  The purchase price of the Acquired Assets was $936,000 consisting of $136,000 in cash and a $800,000 one-year promissory note of the Company (the “Note”).

ITEM 2.01          Completion of Acquisition or Disposition of Assets

Reference is made to Item 1.01 which is incorporated herein by reference.  The acquisition of the Acquired Assets was consummated on March 30, 2009.

ITEM 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 which is incorporated herein by reference.  On March 30, 2009, the Company issued the Note to the Sellers.

ITME 8.01          Other Events

On April 2, 2009, the Company issued a press release with respect to the acquisition of the Acquired Assets.

ITEM 9.01          Financial Statements and Exhibits

(b)        Exhibits

10.1      Asset Purchase Agreement dated as of March 30, 2009 among the Company, MDI and the Sellers.

10.2      Promissory Note dated March 30, 2009 of the Company.

99.1      Press Release relating to the acquisition of the Acquired Assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	March 30, 2009	By:	/s/DIMITRI VILLARD
		Name:	Dimitri Villard
		Title:	Chief Executive Officer